UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On June 8, 2017, Endurance International Group Holdings, Inc. (the “Company”) announced the pricing of its $1,697 million refinancing first-lien term loans due February 2023 (the “Refinancing Term Loans”). The Company successfully priced the Refinancing Term Loans at an interest rate of LIBOR + 400, which priced 148 basis points lower than the current pricing of the Company’s existing term loans due November 2019 (the “2019 Term Loans”) and 100 basis points lower than the current pricing of the Company’s incremental term loans due February 2023 (the “2023 Term Loans”). The Company expects to reduce its cash interest expense by approximately $22 million on an annual basis as a result of this refinancing.

The proceeds of the Refinancing Term Loans will be used to repay the $716.625 million 2019 Term Loans outstanding and the $980.625 million 2023 Term Loans outstanding. The Refinancing Term Loans will be subject to the same maximum senior secured net leverage covenant as the 2019 Term Loans and the 2023 Term Loans. The Refinancing Term Loans will mature on February 9, 2023, extending the maturity of the 2019 Term Loans.

The closing of the refinancing transaction and the borrowing of the Refinancing Term Loans in connection therewith are subject to customary documentation and other customary conditions precedent.

Affiliates of Credit Suisse, Goldman Sachs and Morgan Stanley are acting as joint lead arrangers and bookrunners for the Refinancing Term Loans and affiliates of Jefferies and Societe Generale CIB are acting as joint bookrunners for the Refinancing Term Loans.

On June 8, 2017, the Company issued a press release announcing the pricing as described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 8, 2017, issued by Endurance International Group Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance International Group Holdings, Inc.

Date: June 8, 2017	By:	/s/ Marc Montagner
	Name:	Marc Montagner
	Title:	Chief Financial Officer